Exhibit 10.2

[English Translation]

/s/ signatures of the bank’s team member, team manager and deputy general manager of KDB

Loan Agreement

Date: March 26, 2024

The Bank shall explain the important contents of this loan agreement (the “Agreement”) to the parties involved in the Agreement and deliver all contract documents, including the Bank’s General Terms and Conditions for Credit Transactions (for corporations), a copy of this Agreement, and the corporate loan product description.

TO THE KOREA DEVELOPMENT BANK (“KDB”)

1.  The undersigned and the joint guarantor will borrow up to the amount set forth in the foregoing from the Korea Development Bank (the “Bank”), and agrees to faithfully carry out the provisions of the General Terms and Conditions for Credit Transactions (as amended or supplemented by the Bank from time to time) and this Agreement.

2.  The undersigned and the joint guarantor have firmly received “all contract documents, including the general terms and conditions, a copy of this agreement, and the corporate loan product description,” and have heard and understood the main contents sufficiently. In addition, the joint guarantor has received sufficient explanation and understands debt status, delinquency status, credit management target information, etc. of the undersigned (the borrower).

Address of the undersigned	Magnachip Semiconductor, Ltd. 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do Representative Director: /s/Young-Joon Kim [corporate seal stamped]
Address of the joint guarantor	(seal)
Address of the joint guarantor	(seal)

Article 1	Confirmation of Loan Amount

The total amount of the loan, the sum amount based on the Obligor’s repayment plan, receipts and other methods, made available from the Bank to the Obligor shall be confirmed at the time of initial disbursement of the loan (in case of lump sum disbursement per each accounts) or at the time of final disbursement of the loan (in case of multiple disbursements) in accordance with the following criteria by referring to the repayment schedule, receipts, etc.:

KRW Loan	KRW40,000,000,000-	A sum of disbursed amount in KRW.

Foreign Currency-denominated KRW Loan	KRW-.	A sum of disbursed amount denominated in foreign currency exchanged from KRW at the current basic rate of exchange on the date of disbursement.

Foreign Currency Loan	KRW-.	A sum of disbursed amount in foreign currency.

[English Translation]

Article 2	Repayment Terms

The below repayment terms shall apply. The Obligor shall choose one of the following options for repayment of the principal and the interest of the loan by checking “✓” in the applicable box.

Category		Loan 1	Loan 2

Account title		Corporate working capital term loan

Loan Amount		KRW40,000,000,000-

Maturity		3 years from the first drawdown date of the loan	years from the first drawdown date of the loan

Repayment	Principal	[✓] Repayment in a lump sum at its maturity [ ] Repayment in installments - Grace period: - Repayment schedule: - Repayment method:	[ ] Repayment in a lump sum at its maturity [ ] Repayment in installments - Grace period: - Repayment schedule: - Repayment method:

Agreed interest

[ ] Fixed interest rate (Article 3(2)1 of the General Terms and Conditions for Credit Transactions)

- the benchmark interest rate   , plus   % per annum

[✓] Floating interest rate (Article 3(2)2 of the General Terms and Conditions for Credit Transactions)

- variable rate of 3-month CD rate, plus 1.21% per annum

[ ] Fixed interest rate (Article 3(2)1 of the General Terms and Conditions for Credit Transactions)

- the benchmark interest rate   , plus   % per annum

[ ] Floating interest rate (Article 3(2)2 of the General Terms and Conditions for Credit Transactions)

- the benchmark interest rate   , plus   % per annum

- rate reset cycle:

	Interest payment method	every 1 month [ ] in advance [✓] in arrears	every month [ ] in advance [ ] in arrears

* In case there is no corresponding repayment date, the last day of the corresponding month shall be the repayment date and in case the repayment date falls on a non-banking day, the following business day shall be the repayment date:

	Requested drawdown date	[✓] March 26, 2024 (new), Account number: [redacted] [ ] By submitting a request form	[ ] Date: Account number: [ ] By submitting a request form

Prepayment Commissions

Prepaid Principal Amount × Commission Rate (%) × (Remaining Term of Loan/Loan Period) in accordance with the below Commission Rate and Article 4 of this Agreement

[ ] n/a [ ] 1.4% (fixed) [✓] 1.2 (variable)

[English Translation]

Agreed Commissions

If the Obligor makes a drawdown of the loan facility after the below date, the Obligor shall pay the agreed commissions in accordance with the below commission rate and Article 5 of this Agreement.

[ ] n/a

[ ] more than a year but less than 2 years,   % per annum

[ ] more than 2 years,   % per annum

Default Compensation Default Interest

If the Obligor fails to pay its obligation under this Agreement when due and payable, a default compensation shall be calculated and paid by applying the following default interest rate to the payable amount for the delayed period as calculated in accordance with the calculation method set by the Bank:

The default interest rate shall be calculated by adding 3% additional interest rate per annum to the agreed interest rate, and the maximum default interest rate shall be 15% per annum.

Calculation method of the interest, commission and default interest

1. The agreed interest shall accrue on the balance thereof from the date immediately following the initial drawdown date of the loan (or the previous repayment date) until the repayment date of the loan at the benchmark interest rate set by the Bank as of the date of drawdown of the loan or the adjustment of benchmark interest rate.

2. The interest, commission and default interest under this Agreement shall be calculated per day on the basis of a 365 days in a year (or 366 days in leap year;); provided, however, with respect to loans in foreign currency, the number of days in a year shall be calculated on the basis of a 360 days in a year for USD/EUR and a365 days in a year for JPY.

3. If the loan under this Agreement is a fund loan, such shall be determined by the institution that manages the fund.

Automatic Transfer

[ ] In order to pay the principal and interest of the loan, the Obligor hereby acknowledges and agrees that the terms and conditions of the Bank’s automatic transfer will be applied to the deposit account       and applies for the automatic transfer

[ ] Not applying for the automatic transfer

Follow-up inspection of the use of funds	[ ] not applicable [✓] applicable	[ ] not applicable [ ] applicable

Obligation to Maintain Solvency	[ ] n/a [ ] Section 1 [ ] Section 2 [ ] Section 3	[ ] n/a [ ] Section 1 [ ] Section 2 [ ] Section 3

(1) Notice of Repayment Schedule

In case of installment loan, the Bank shall notify the repayment schedule for the total amount of loan to the Obligor, joint guarantors, joint debtors and security providers.

(2) Size of the company

Because the support product and applicable interest rate were determined upon the consideration of the size of the company at the time of this agreement, if the size of the company changes at the time of loan disbursement, the agreed interest rate may change depending on the change in the support product or interest rate conditions.

[English Translation]

Article 3	Repayment Currency and Applicable Exchange Rate

The principal, interest, commission and default interest on foreign currency-denominated KRW loans and foreign currency loans shall be paid in the following currency applying the following exchange rate:

(1) The principal, interest, commission and default interest on foreign currency-denominated KRW loans shall be paid in KRW exchanged from the base amount in foreign currency applying basic rate of exchange, as first announced by the Bank on the actual repayment date; provided, however, if the Bank provides otherwise, repayment may be made in the designated foreign currency.

(2) The principal, interest, commission and default interest on foreign currency loans shall be paid in the borrowing currency or KRW equivalent thereto; if repayment is made in KRW, the amount shall be exchanged from the borrowing currency at TT selling rate as of the actual repayment date, but if repayment is made in the borrowing currency, the commission-in-lieu-of-exchange shall be paid as provided by the Bank.

(3) If the exchange rate is not confirmed on the date of repayment of the principal, interest, commission or default interest, the repayment shall be made by applying a tentative exchange rate set by the Bank, and the Bank shall confirm the exchange rate and settle the difference thereafter.

Article 4	Pre-Payment or Acceleration of Payment

(1) The Obligor may repay the principal prior to the repayment date thereof all or parts of the loan prior to its maturity, in which case the Obligor shall pay the prepayment commission in accordance with Article 2 of this Agreement. The relevant terms are defined as follows:

1.

Prepaid Principal Amount: the principal loan amount repaid prior to the repayment date thereof, and in case of an installment loan, this includes the principal loan amount repaid prior to the repayment date designated in respect of each installment.

2.

Remaining Term of Loan: the number of days calculated beginning from the day following the prepayment date until the repayment date, and in case where the term of the loan (which term shall take into account any extension period) exceeds 3 years, the repayment date shall be deemed to be the date that is 3 years after the initial drawdown date for the respective account. In case of an installment loan, the Remaining Term of Loan shall be calculated in respect of each installment,

3.

Loan Period: the number of days beginning from the initial drawdown date until the repayment date, provided in case the loan period (which period shall take into account any extension period) exceeds 3 years the loan period shall be deemed to be 3 years.

4.	Details on the commission rate, etc. shall be posted on The Korea Development Bank website at www.kdb.co.kr.

(2) The prepayment commission may be reduced in part or exempt under applicable laws and regulations, governmental policies, or for causes separately specified by the Bank. In case the loan under this Agreement is a fund loan, the matters prescribed in this Article shall be determined by the institution that manages the fund.

[English Translation]

Article 5	Agreed Commissions

(1) If the Obligor makes a drawdown of the loan facility after a period set out in the following from the date of this loan agreement, the Obligor shall pay the agreed commissions as provided by the Bank.

(2) The agreed commissions shall be imposed at the rate set forth in Article 2 with respect to the outstanding balance of the Loan from the date immediately following the date indicated in Article 2 until the date immediately prior to the date of drawdown, and shall be paid on the drawdown date of the Loan or every three (3) months.

Article 6	Payment of Revenue Stamp Tax

(1) The Obligor and the Bank shall each bear 50% of the stamp tax under this Agreement.

(2) If the stamp tax to be borne by the Obligor pursuant to paragraph (1) is paid by the Bank, the Obligor shall repay the Bank in accordance with Article 4(2) of the General Terms and Conditions for Credit Transactions.

Article 7	Receipt of the Loan

The Obligor shall submit a receipt for drawdown of the loan; provided, however, the Obligor may not submit such receipt when the loan is deposited to the account of the Obligor or the loan is used to repay a loan in the Obligor’s name.

Article 8	Purpose of the Loan and Sanctions

The loan subject to follow-up inspection of the use of funds according to Article 2 of this Agreement will be implemented as follows:

If the Obligor does not submit the detailed table of usage of the loan amount within three (3) months from the drawdown date or if the Bank finds that the transaction between the Obligor and the Bank cannot be continued upon the Bank’s discovery of the Obligor’s deviation from the intended purpose of the Loan, all obligations of the Obligor shall be accelerated and immediately become due and payable upon written notice of the Bank. Also, new loan will be limited for one (1) year (upon the Bank’s first discovery of deviation from the intended purpose of the Loan) and for five (5) years (upon second first discovery of deviation from the intended purpose of the Loan) from the repayment date of the respective loan.

Article 9	Third Party’s Repayment and Subrogation

(1) If a third-party desires to repay part or all of the debts in subrogation of the Obligor, the Obligor shall obtain consent thereto from the Bank.

(2) The interested parties including joint guarantors, joint debtors agree not to exercise any right obtained from the Bank by repayment or subrogation without the consent of the Bank while the transaction between the Bank and the Obligor continues, and even in case the interested parties exercise their rights at the same time with the Bank, the interested parties will be repaid only after the Bank is fully repaid.

[English Translation]

Article 10	Cancellation of the Loan Agreement, etc.

In the event an acceleration of payment occurs as set forth in Article 7 of the General Terms and Conditions for Credit Transactions, or if the loan is not withdrawn within the withdrawal period provided by the Bank due to reasons attributable to the Obligor, the Bank may cancel part or all of Loan Agreement, or suspend the drawdowns of the Loan or the Deposited Fund.

Article 11	Agreement on the Foreign Currency Loans

(1) The Obligor shall make deposits with the Bank as designated by the Bank the fund in foreign currency required for the planned project other than the approved amount of loan.

(2) Damages or any other cost claimed by a third party against the Bank due to breach by the Obligor shall be borne by the Obligor and the Obligor shall not raise any objection if the Bank exercises its right against the Obligor in the same manner as under this Agreement.

(3) The Obligor shall be subject to compensation for damages in the following cases:

1. The Obligor shall not raise any objection even when the Bank or its designated person exercises the Obligor’s right to claim compensation for damages arising from shortage in quantity, damage or different size of brought-in items due to supplier’s negligence.

2. If the Obligor receives compensation for damages, or if the Bank receives compensation for damages pursuant to the provision of subparagraph 1, the equivalent KRW amount of the compensation for damages shall be deposited to the Deposited Fund account in the name of the Obligor.

(4) In case of foreign currency loans, if the repayment date falls on a non-banking day or non-banking day of the country of such foreign currency, the following business day (the day where both the bank and the bank of the country of such foreign currency are open) shall be the repayment date. The same will be applicable to prepayments.

Article 12	Obligation to Maintain Solvency

(1) The Obligor agrees to maintain the appropriate financial ratio specified below for the purpose of maintaining solvency in relation to obligations arising from this Agreement. If there are any additional financial restructuring agreements, such agreements shall be attached to the end of this Agreement and the terms of such agreements shall be deemed as part of this Agreement.

	20 .		20 .		20 .		20 .		20 .
Debt ratio		%		%		%		%		%
Equity ratio		%		%		%		%		%
( ) ratio		%		%		%		%		%
( ) ratio		%		%		%		%		%

[English Translation]

(2) If the Obligor intends to engage in any of the following activities, the Obligor shall consult thereon with the Bank in advance:

1.	Merger, business transfer/acquisition and sale or lease of material properties;

2.	Investment in fixed assets deviating from the intended purpose under the Agreement;

3.	Provision of guaranty for a third party’s obligation;

4.	Participation in a new business or overseas investment; or

5.	Activities which are likely to cause material change in management including application for work out or private composition.

(3) The Obligor shall comply with the requests of the Bank for the following activities which are deemed necessary by the Bank for the administration of this Agreement:

1.	Sale of real estate or the securities held by the Obligor;

2.	Contribution of the majority shareholder;

3.	Paid-in capital increase or initial public offering.

(4) Paragraphs (1) to (3) shall apply only in cases where the Obligor checked (“✓”) the box in the Article 2 indicating obligation to maintain solvency.

Article 13	Guarantee

Joint guarantors signing and affixing their seals to this Agreement shall approve the General Terms and Conditions for Credit Transactions and each provision of this Agreement, be jointly and severally liable with the Obligor for the Loan, and shall comply with the following subparagraphs in the performance of their obligations:

1. The scope of the guaranteed liabilities shall include the principal, interest, default interest and any additional liabilities, and be limited to KRW      .

2. Guarantee by the following financial institutions (or its equivalents) shall be excluded from the scope of guaranteed liabilities in 1. above.

Banks under the Banking Act and other special acts;

Credit Guarantee Fund under the Credit Guarantee Fund Act;

Korea Technology Finance Corporation under the Korea Technology Finance Corporation Act;

Regional Credit Guarantee Foundation under the Regional Credit Guarantee Foundation Act;

Korea Trade Insurance Corporation under the Trade Insurance Act;

Korea Housing Finance Corporation under the Korea Housing Finance Corporation Act;

Housing and Urban Fund under the Housing and Urban Fund Act; and

Surety insurance company under the Insurance Business Act.

3. The Bank may amend, terminate or release, as applicable, other securities or guarantees if the joint guarantors consent thereto or if the Bank determines that the Mortgagor’s subrogation right will not be adversely affected by substituting the existing security with a higher value security or the guarantor with another guarantor with comparable financial resources, or the release of the security or the guarantee in proportion to the Obligor’s partial payment of the guaranteed or secured obligations.

4. If there is a separate guarantee for transactions between the Bank and the Obligor, such other guarantee shall not affect this guarantee provided under this Agreement.

[English Translation]

5. Each provision of the General Terms and Conditions for Credit Transactions shall be applied to the joint guarantors unless each provision thereof is contrary to the nature of the guarantee.

Article 14	Special Terms and Conditions

1. If the Bank determines that the recovery of claims becomes notably challenging due to substantial deterioration of the creditworthiness of the Obligor, the Bank may require the Obligor necessary measures to improve credit standing and the Obligor shall implement without delay. In the event that the Obligor fails to such implement, at the Bank’s request, all obligations which the Obligor owes to the Bank shall immediately become due and payable.

The Undersigned	Magnachip	Joint Guarantor
	Semiconductor, Ltd. 76 Jikji-daero 436beon-gil, Heungdeok-gu, Cheongju-si, Chungcheongbuk-do Representative Director: /s/Young-Joon Kim [corporate seal stamped]	Joint Guarantor

[English Translation]

The Korea Development Bank

General Terms and Conditions for Credit Transactions

(For Corporate Borrower)

These General Terms and Conditions for Credit Transactions (the “General Terms and Conditions”) are established to facilitate the prompt and fair credit transactions between the Korea Development Bank (the “Bank”) and the customer (the “Obligor”) based on mutual trust. The Bank shall post this General Terms and Conditions at all offices of the Bank and on the electronic financial media, and the Obligor may access the General Terms and Conditions and request to deliver a copy thereof.

Article 1	Scope of Application

(1)

The General Terms and Conditions shall apply to all credit transactions arising between the Bank and the Obligor (which is the person or entity owing obligations to the Bank including a borrower, a discount applicant and a payment guarantee applicant; hereinafter the same shall apply) that includes without limitation to loans, subscription of public and corporate bonds, payment guarantees, lending of instruments and securities, foreign exchange-related transactions, etc.

(2)

In the event that the Bank has, through credit transactions with any third party, acquired bills (including checks, hereinafter the same) drawn, endorsed, accepted, accepted for honor or guaranteed by the Obligor, the General Terms and Conditions shall apply to the Obligor’s performance of the obligations evidenced by such bills; provided however, Articles 2, 3, 5, 7, 12(1) and 15(1) shall not apply.

(3)

The General Terms and Conditions shall apply to all transactions and performance of obligations between the head office or branches of the Bank and the head office or branches of the Obligor to the extent that the transaction or the performance of obligations falls within the scope of Paragraph (1) or (2) above.

Article 2	Obligations on Bills and Credits

In the event the Obligor receives credit from the bills drawn, endorsed, accepted, accepted for honor or guaranteed by the Obligor, the Bank may demand from the Obligor the performance of the Obligor’s obligations by exercising the Bank’s rights either under such bills or under such underlying credits.

Article 3	Interest and Default Interest

(1)

The rates, calculation method or the time and manner of payment, respectively, of the interest, discount charge, guarantee fee or commission (“Interest and other fees”) shall be determined by the Bank to the extent permitted by applicable laws and regulations, and the Bank shall make available through product description and the Bank’s website for the Obligor to check the Interest and other fees prior to entering into relevant agreements.

(2)	With respect to the rate of the Interest and other fees, the Obligor may select one of the following at the time of the agreement:

1.	The Bank shall not, in principle, change the rate until the Obligor’s obligations are fully performed; or

[English Translation]

2.	The Bank may change the rate from time to time until the Obligor’s obligations are fully performed.

(3)

If the Obligor selects Paragraph (2) 1. above and there is a material change in circumstances due to sudden changes in the national economy or financial situation, which could not be expected at the time of execution of the agreement, before the obligations are fully performed, then the Bank may increase or decrease the rates of the Interest and other fees by providing notice to the Obligor. In the event the cause for such change ceases to exist, the Bank shall change the rate of the Interest and other fees to conform to such circumstance.

(4)	If the Obligor selects Paragraph (2) 2. above, the Bank shall increase or decrease the rates of Interest and other fees in accordance with the financial practices to a reasonable extent.

(5)

Any amount not paid by the Obligor to the Bank when due and payable shall bear interest at the default rate determined by the Bank to the extent permitted under the applicable laws and regulations, calculated on a daily basis on 365 days in a year (366 days in a leap year); provided that, the Bank may change the rates to the extent permitted under the applicable laws and regulations in the event of change in financial condition or any other comparable causes.

(6)

If the Bank needs to change the calculation method or time and manner of payment of the Interest and other fees and the default interest due to changes in the financial circumstances or any other circumstances affecting credit transactions, such change may be made by the Bank to the extent permitted under the applicable laws and regulations, and shall apply from the date of the first interest payment after such change.

(7)

If the change is made pursuant to Paragraph (4), (5) or (6) above, the Bank shall post a notice of change at each office of the Bank and on electronic financial media as designated by the Bank for one (1) month from the effective date of such change; provided, that, if the change applies to certain Obligors, the change shall be notified to such Obligors separately.

(8)

If the Obligor incurs unexpected disadvantage pursuant to Paragraph (3) or (6) above, the Obligor may terminate the agreement within one (1) month from the date of the first interest payment after such change. In this case, the interest shall accrue at the rate effective prior to the change until the date of termination, and any amount not paid by the Obligor to the Bank when due and payable as a result of such termination shall bear interest at the default interest rate that was effective prior to such change.

Article 4	Costs and Expenses

(1)	The Obligor shall bear the costs and expenses set forth in the following as a result of default or non-performance of the Obligor’s obligation:

1.

the costs and expenses incurred by the Bank in enforcing or protecting the Bank’s rights including without limitation to claims or security right against the Obligor, guarantor or guarantor in rem [including provisional attachment or provisional injunction (including termination thereof)];

2.	the costs and expenses incurred by the Bank for inspection of any collateral or collection of claims; and

[English Translation]

3.	the costs and expenses incurred by the Bank for sending notices to demand performance of the Obligor’s obligations.

(2)

In the event that the Bank pays on the Obligor’s behalf any cost and expenses set forth in Paragraph (1) above not paid by the Obligor, the Obligor shall immediately reimburse the Bank for such payment. Any of such payment not paid immediately shall bear the agreed interest of which the maximum rate is 6% per annum as stipulated in Article 54 of the Korean Commercial Code, calculated on a daily basis based on 365 days in a year (366 days in leap year) for the period from the date of the payment by the Bank to the date of full reimbursement by the Obligor.

(3)

Before executing any loan agreement, the Bank shall inform the Obligor in writing in advance of the type and amount of incidental costs and expenses required for extending loans, in addition to the agreed interest and prepayment fees. Further, the Bank shall calculate and inform the actual interest which adds up to the agreed interest and any other charges of similar nature to be borne by the Obligor.

Article 4-2 Withdrawal of Offer

ø Please note that the underlined portion of this Article is different from the “General Terms and Conditions for Credit Transactions (for Corporate Borrower)” set out by the Korea Fair Trade Commission.

(1)	The Obligor may withdraw its offer of the loan contract concluded with the Bank in accordance with Article 46 of the Act on the Protection of Financial Consumers and related regulations.

(2)

In the event that the Obligor, who has withdrawn its offer of the loan contract concluded with the Bank pursuant to Paragraph 1 above, insists on repaying the loan amount in whole, the Bank shall process upon confirming the Obligor’s intention to withdraw its offer.

Article 4-3 Termination of illegal contract

ø Please note that this Article is different from the “General Terms and Conditions for Credit Transactions (for Corporate Borrower)” set out by the Korea Fair Trade Commission.

If the Obligor executed a contract with illegality with the Bank, the Obligor may request the termination of the contract in accordance with Article 47 of the Act on the Protection of Financial Consumers and related regulations.

Article 5	Purpose and Use of Fund

(1)

The Obligor shall clearly describe the purpose of the fund in the application for credit. The fund disbursed to the Obligor by the Bank or the securities borrowed by the Obligor from the Bank under the credit transactions shall not be used for any purpose other than the purpose agreed to under the agreement. The same shall apply to payment guarantees and other types of credits extended by the Bank.

(2)	The Obligor shall actively cooperate with any and all actions of the Bank in relation to the use and management of the fund, borrowed securities or credit under Paragraph (1) above.

[English Translation]

Article 6	Security and Insurance

(1)	The Obligor shall provide the Bank with security as prescribed by the Bank in connection with the obligations owed to the Bank.

(2)

Unless the Bank demands otherwise, the Obligor shall provide the Bank with the facilities to be installed with the fund, together with the land and the building on or in which the facilities are installed including any and all facilities within the land and the building as security, and shall enter into an insurance agreement with respect to any security as instructed by the Bank and pledge the insurance claim in favor of the Bank.

(3)

In case of deterioration in the Obligor’s or the guarantor’s creditworthiness due to a reason attributable to the Obligor or the guarantor or a significant reduction in the value of any security, the Obligor or the guarantor shall, upon demand by the Bank for the protection of security, effect the restoration or supplementation of such security.

(4)

Any security shall, in principle, be disposed of in accordance with the procedures prescribed by the voluntary auction procedure in accordance with the Civil Execution Act (provided, in the case that the Trust Act or other specific laws prescribe for the disposition of such security, then in accordance with the foregoing), provided, however, in the case of each of the following sub-paragraphs, the Bank may directly apply the security for the payment of the Obligor’s obligations, or may sell the security and may deduct any expenses incurred from the proceeds and apply the remaining amount to the payment of the Obligor’s obligations to the Bank pursuant to Article 13 hereof. In this case, the Obligor shall agree to promptly repay any outstanding obligations if applicable, and the Bank shall pay to the Obligor, etc. any amount remaining after deducting the amount of the Obligor’s obligations from the assessed value of the security or sale proceeds. “Obligor, etc.” shall mean the Obligor, pledger, the third party acquirer of the security.

1.	In the case that the value of the security is insignificant such that an auction shall be impractical;

2.	In the case that there exist circumstances that make it difficult for a fair value to be assessed during an auction;

3.	In the case that a fair market value is available such that a fair value can be assessed without recourse to an auction; or

4.	In the case that a justifiable reason can be seen to exist.

(5)

In the case that reliance is not made on the voluntary auction procedure (or a method of disposition of security prescribed under specific laws and regulations), the Bank shall notify the content of each of the following sub-paragraphs to the Obligor, etc. and persons of interest of which the Bank is aware, and only in the event that the person of interest does not provide a method of disposition resulting in an amount greater than the amount of expected sale proceeds assessed by the Bank during the period that is 1 months from the date of delivery of the above-referenced notice may the disposition be made. Provided, the foregoing shall not be applicable if there is a risk of loss or damage to the security or there is a risk of a rapid decrease in value of the security.

1.	Method of enforcing security;

2.	Amount of the secured obligations;

[English Translation]

3.	The assessed value of the security or the amount of expected sales proceeds; and

4.	Reason for directly applying the security for the payment of the Obligor’s obligations or for selling the security.

(6)

In case of any delay in the Obligor’s performance of any obligations owing to the Bank, the Bank may continue to possess, or make collections on or dispose of, pursuant to the Paragraph (4) above, all or part of the Obligor’s personal properties, bills, and other negotiable instruments and securities in the Bank’s possession or management, even if it was not furnished to the Bank as security.

Article 7	Acceleration of Payment

ø Please note that the underlined portion of this Article is different from the “General Terms and Conditions for Credit Transactions (for Corporate Borrower)” set out by the Korea Fair Trade Commission.

(1)

Upon occurrence of any of the events set forth below, all obligations which the Obligor owes to the Bank shall immediately become due and payable without notice or demand from the Bank, and the Obligor shall immediately pay (or perform) such obligations (including without limitation the obligation to make advance reimbursements for a payment guarantee, and the obligation to return and to release any registered security interests on the instruments and securities on loan by the Bank to the Obligor; hereinafter the same shall apply):

1.

an order or notice of attachment, provisional attachment, or attachment for delinquent taxes or public imposts is issued with respect to any of the Obligor’s deposit with or other claims against the Bank (“Deposits and other claims”); provided however, in case of obligations secured by any collateral, such obligation shall be immediately due and payable for the reason of provisional attachment only if the recovery of claims is notably difficult;

2.

a decision to commence a compulsory execution or public auction by exercise of a security right is made or disposition for delinquent taxes or public imposts is commenced with respect to any of the collaterals provided by the Obligor;

3.	an application is filed for bankruptcy, rehabilitation or debtor rehabilitation of the Obligor, or an application is filed for listing the Obligor on the registry of delinquent debtors;

4.	a notice is received for the collection of taxes or other public imposts prior to the due date thereof or the clearing house suspends the Obligor’s transactions;

5.	the Obligor is deemed to fail to make payment due to its suspension of business or its fleeing or otherwise;

6.

any of the events described in subparagraph 1 above occurs with respect to the Deposit and other claims of any oligopolistic shareholder or de facto owner of the Obligor who is also a comprehensive keun-guarantor; or

7.	payment obligation is accelerated by any applicable law or regulation.

[English Translation]

(2)

Upon the occurrence of any of the events set forth below and as a result the preservation of the Bank’s rights are notably and adversely affected, the Bank may, in its sole discretion upon providing notice to the Obligor, demand the Obligor to repay the obligations, to cancel attachment, etc. and to restore creditworthiness, and all obligations that the Obligor owes to the Bank will immediately become due and payable on the date when the grace period (which should be at least ten (10) days) designated in a written notice or demand given by the Bank has elapsed after the receipt of such notice or demand, and the Obligor shall immediately pay (or perform) such obligations:

1.	the Obligor fails to pay any of its obligations owed to the Bank on the due date or fails to pay the obligations which are accelerated pursuant to Paragraph (3) of this Article;

2.	it becomes difficult for the Bank to maintain a client relationship with the Obligor due to the breach by the Obligor of any provisions in Article 5, 9 or 19 hereof;

3.

a decision to commence a compulsory execution or public auction by exercise of security right is made or disposition for delinquent taxes or public imposts is commenced with respect to the property other than the property set forth in Paragraph (1)1 or (1)2 of this Article;

4.

an order of provisional attachment is made with respect to the property other than the property set forth Paragraph (1)1 of this Article, and the recovery of claims becomes notably challenging due to substantial deterioration of the creditworthiness of the Obligor;

5.

it is determined that the Obligor obtained any loan by illegal and/or fraudulent methods including but not limited to intentionally submitting documents that are forged or altered to the Bank in violation of financial order;

6.	the project or business related to the Bank’s loan is delayed or suspended for a considerable period without prior consent from the Bank;

7.	the Obligor receives financial sanctions from governmental authorities or other entities due to violation of the applicable laws or regulations;

8.

the creditworthiness of the Obligor decreases substantially as a result of the commencement of liquidation procedures against the Obligor, merger with another company having a deficit, lockout or suspension of business due to labor disputes, bankruptcy of a related company or occurrence of any legal disputes which may affect the management of the Obligor, or otherwise;

9.

the Obligor’s credit information is registered as information on default, subrogation or substitute payment, dishonor, related parties, disruption of financial order or public records under the Credit Information Management Rules.

(3)

Upon the occurrence of any of the events set forth below, the Bank may, in its sole discretion upon providing notice to the Obligor, demand the Obligor to repay the obligations, to cancel attachment, etc. and to restore creditworthiness, and all obligations that the Obligor owes to the Bank immediately become due and payable on the date when the grace period (which should be at least ten (10) days) designated in a written notice or demand given by the Bank has elapsed after the receipt of such notice or demand, and the Obligor shall immediately pay (or perform) such obligations:

1.	the Obligor violates any provisions in Article 6(3) and/or Article 15 hereof;

[English Translation]

2.

the Bank determines it to be difficult to maintain a client relationship with the Obligor due to the breach by the Obligor of the provisions of the agreement with the Bank, including without limitation such as the Obligor does not obtain fire insurance with respect to the collateral, intentionally transfers the collateral to a third party without the consent of the Bank to the detriment of the Bank’s interest, or delays providing collateral to the Bank the machinery or building which has been constructed, installed or manufactured with the proceeds of the loans extended by the Bank to the Obligor;

3.	if the guarantor falls in any of the events under Paragraph (1)1 to (1)5, (1)7, (2)3 or (2)4 of this Article, and the guarantor is not replaced within a considerable period; or

4.	any of the events under Paragraph (1)1 or (1)2 of this Article occurs to the collateral provided by a third party in favor of the Obligor.

(4)

Even when the Obligor’s obligation to the Bank is accelerated under Article 7 Paragraphs (1) to (3) of this Article, if the Bank expressly waives its rights or if the normal transactions are resumed between the Bank and the Obligor notwithstanding the acceleration (e.g., the Bank receives an installment payment, interest or default interest), the obligation or the obligation designated by the Bank shall be deemed to have been restored to its original condition.

Article 8	Notice to Joint Guarantors of Accelerated Obligations

(1)

If the Obligor’s payment obligation is accelerated pursuant to each subparagraph of Article 7(1), the Bank shall notify of such event of acceleration in writing to the joint guarantor within fifteen (15) business days from the date on which any event of acceleration under subparagraph 1 or 6 of Article 7(1) occurs or the Clearing House suspends the Obligor’s transactions under subparagraph 4 of Article 7(1) or otherwise, within fifteen (15) business days from the date on which the Bank recognizes such event of acceleration.

(2)

If the obligations are accelerated pursuant to Article 7(2) or (3), the Bank shall notify the joint guarantors thereof in writing within fifteen (15) business days from the date when such obligations are accelerated.

(3)

Even in case such event of acceleration of obligations is notified to the joint guarantors pursuant to Paragraph (1) or (2) above, the consent of the joint guarantors for continuous transaction is not required with respect to the obligations of which acceleration has been withdrawn pursuant to Article 7(4). In this case, the Bank shall give a notice of withdrawal of acceleration in writing to the joint guarantor of such obligations within fifteen (15) business days.

Article 9	Obligation to Maintain the Debt Repayment Capacity

The Obligor shall maintain a minimum financial ratio that is required by the Bank in order to repay the obligations owed to the Bank.

Article 10	Set-off by the Bank

(1)

In the event that the Obligor’s obligation is due and payable whether by maturity in accordance with its term or by acceleration upon occurrence of any of the events described in Article 7, the Bank may set off by written notice to the Obligor and/or Guarantor (hereinafter “Obligor, etc.”) any such obligation at any time against any of the Deposits and other claims of the Obligor or the guarantors irrespective of the due dates thereof.

[English Translation]

(2)

In the event that the Obligor’s obligation becomes due and payable to the Bank as referred to in Paragraph (1) above, the Bank may, on behalf of the Obligor, etc., also make withdrawals from the Obligor, etc.’s deposits in the Obligor, etc.’s name provided by the Obligor, etc. as security, and may apply such withdrawals to the payment of the Obligor’s obligations regardless of whether the maturity of such deposit is due yet without any prior notice and without complying with any particular procedures; provided however, that immediately after such withdrawal and application, the Bank shall give a notice to the Obligor, etc. of the withdrawal and application.

(3)

If the Bank sets off any obligation of the Obligor against the Obligor, etc.’s Deposits and other claims pursuant to Paragraphs (1) above, the Bank may take payment suspension measures in respect of or on the Obligor, etc.’s Deposits and other claims for the time being prior to set-off; provided that, if the Bank takes payment suspension measures on the Obligor, etc.’s Deposits and other claims, the Bank shall immediately notify the title holder thereof.

(4)

In the event that the Bank sets off against the Obligor’s obligation in accordance with the provisions of Paragraphs (1) above or makes any withdrawals and application in accordance with the provisions of Paragraph (2) above, such set-off or withdrawal and application shall be promptly effected taking into account the fair benefits of the Obligor, guarantors and security providers. The period for the purpose of calculation of Interest and other fees on the Obligor’s credits and obligations and default interest, shall extend up to and include the date on which the notice of set-off is sent to the Obligor or the date on which the calculation for withdrawal and application is made, of which the rate shall be determined by the Bank, and the foreign exchange rate shall be determined as the market rate prevailing at the time of the calculation by the Bank. In this case, as for any of the Deposits and other claims of the Obligor with the Bank of which the maturity is not due yet, the interest rate agreed with the Bank at the time of opening the account shall apply.

Article 11	Set-off by the Obligor

(1)	The Obligor may set off any of the Obligor’s Deposits and other claims which became due against any obligations owed to the Bank irrespective of the due dates of such obligations.

(2)

In the event that the Obligor sets off its claims against the obligation to repurchase the bill discounted by the Bank prior to its due date, the Obligor shall repurchase such bill at the remaining value after having deducted from its face value an amount discounted from the date of repurchase to the maturity; provided that, the Obligor shall not set off against any bills which the Bank has negotiated to any third party.

(3)

Notwithstanding the provisions of Paragraph (1) and (2) above, the Obligor may not set off any claims and obligations denominated in a foreign currency until their respective due date and unless all procedures are completed in accordance with the applicable laws and regulations with respect to foreign exchange.

(4)

In the event that the Obligor sets off its claims against the Bank in accordance with Paragraphs (1) to (3) above, the Obligor shall give the Bank a written notice thereof and shall promptly submit to the Bank any passbook or certificate evidencing deposits or claims against which such claim is set off, together with the reported signature and/or seal affixed thereon.

[English Translation]

(5)

In the event that the Obligor sets off its claims against the Bank in accordance with Paragraphs (1) to (3) above, the period for purposes of calculating Interest and other fees on the Obligor’s claims and obligations, and default interests shall be up to and including the date on which the Bank receives the Obligor’s notice of set-off, and the rate of interest shall be determined by the Bank, and the foreign exchange rate shall be determined as the market rate prevailing at the time of calculation by the Bank. The Obligor shall pay to the Bank such fees as are agreed to be payable between the Bank and the Obligor with respect to the prepayment prior to the maturity.

Article 12	Presentment and Delivery of Bills

(1)

If the Bank sets off against the Obligor’s obligation or makes withdrawals and application as set forth in Article 10 without exercising the Bank’s rights under the bills in accordance with Article 2, the Bank will not be required to simultaneously return any such bills to the Obligor. The bills shall be returned at the Bank’s office which conducts banking transactions with the Obligor, and the Bank shall notify the Obligor to promptly receive the bills. The same procedures shall apply to the case of returning the bills in the event of set-offs by the Obligor under Article 11.

(2)

If the Bank sets off against the Obligor’s obligation or makes withdrawals and application as set forth in Article 10 by exercising the Bank’s rights under the bills pursuant to Article 2, the Bank will not be required to present or deliver any such bills to the Obligor if any of the following conditions is satisfied, and the provisions of Paragraph (1) above shall apply with respect to returning the bills:

1.	if the Bank does not know the Obligor’s current whereabouts;

2.	if the Bank is the place designated as the place at which such bills are payable; or

3.	if the Bank deems it unavoidable to omit presentment or delivery of the bills to the Obligor for such reasons as interruption of transport or communication or its use for collection, or otherwise.

(3)

If any of the Obligor’s obligations to the Bank that are due and payable are not paid in full after being set off as set forth in Articles 10 and 11 and other parties are liable under the bills in addition to the Obligor, the Bank may retain such bills and may apply the proceeds collected or received by the disposition of the bills to the payment of the Obligor’s obligations in accordance with Article 13.

(4)	The Bank may make a demand for payment without presenting the bills for the purpose of tolling the statute of limitations for claims of the bills.

Article 13	Order of Application by the Bank

(1)

In the event that payments made by the Obligor, set-offs or withdrawals and application made by the Bank as provided for in Article 10, are insufficient to satisfy all of the Obligor’s obligations, the Bank shall apply such payments and/or such set-offs or withdrawals and application to the satisfaction in the following order of (i) any expenses, (ii) default interest, and (iii) the interest and the principal of the Obligor’s obligation; provided however, the Bank may change the order of application unless such change is adverse to the Obligor’s interest.

(2)

In the event that there are two (2) or more of the Obligor’s obligations against which payment or set-off is made and such obligations are not discharged in full by such payment or set-off, Article 477 of the Korean Civil Code shall apply to the amount recovered in the court auction or public sale by exercise of security rights.

[English Translation]

(3)

In the event that there are two (2) or more of the Obligor’s obligations against which payment or set-off is made and any voluntary repayments or Deposits and other claims which do not fall under Paragraph (2) above are insufficient to satisfy all of the Obligor’s obligations, such repayments or Deposits and other claims may be applied to the satisfaction of the Obligor’s obligations in such order of application as the Obligor may determine. In this case, if the determination of the order of application is likely to adversely affect the Bank’s rights, the Bank may without delay raise an objection thereto and change the order of application of the obligations to be paid or set-off by considering the availability of property security or guarantees, the value and marketability of such property security or guarantees, the due date and the possibility of collection of the discounted bills, or otherwise.

(4)

In the event that the Bank applies the payments and/or set-offs or withdrawals and application to the satisfaction of the Obligor’s obligations in such order of application different from the statutory order specified in the Korean Civil Code or any other applicable laws in accordance with Paragraph (3) above, the Bank shall take into consideration the reasonable interests of the Obligor, the security provider or the guarantor to the extent such does not adversely affect the protection of the Bank’s claims.

Article 14	Order of Application by the Obligor

(1)

In the event of any set-off effected by the Obligor as set forth in Article 11, if the Deposits and other claims are insufficient to satisfy all of the Obligor’s obligations, such Deposits and other claims may be applied to the satisfaction of the Obligor’s obligations in such order of application as the Obligor may determine.

(2)

When the Obligor fails to make the determination as set forth in Paragraph (1) above or if the determination of the order of application provided in Paragraph (1) above is likely to adversely affect the preservation of the Bank’s rights, the Bank shall designate the order of the application of the obligations to be satisfied by set-off pursuant to Article 13.

Article 15	Assumption of Risks and Indemnification

(1)

In the event any bills which the Obligor has drawn, endorsed, accepted, accepted for honor or guaranteed, or instruments which the Obligor has furnished to the Bank are lost, destroyed, damaged or delayed in delivery due to causes not attributable to the Bank such as force majeure, disasters, calamities or accidents during transit, the Obligor shall pay the Obligor’s obligations as recorded on the Bank’s books, slips, or otherwise; provided that, if the Obligor presents any evidence different from the Bank’s books and slips, or otherwise, the Bank shall compare the evidence and fix the Obligor’s obligations as it thinks fit and then the Obligor shall pay and perform such obligations.

(2)

In the event any bills which the Obligor has drawn, endorsed, accepted, accepted for honor or guaranteed, or the instruments which the Obligor has furnished to the Bank are lost, damaged or destroyed as set forth in Paragraph (1), the Obligor shall upon the Bank’s demand forthwith provide the Bank with substitute bills or other instruments; provided however, this does not apply to such bills and instruments acquired by the Bank in the course of transactions with a third party.

(3)

The Bank shall undertake to indemnify the Obligor who bears losses from double payments without any negligence as a result of payments or substitute bills or other instruments pursuant to Paragraph (1) or (2) above.

[English Translation]

(4)

If the Bank has entered into transactions or has handled matters after making adequate visual inspection with due care to check the seal impression or signature on the bills or instruments against the Obligor’s specimen seal impression or specimen signature previously filed with the Bank and finding such to be genuine, the Obligor shall be liable for any losses and damages arising from any forgery, alteration, wrongful use, or otherwise of the bills, instruments and seals or signatures, and shall be liable in accordance with the terms of any such bills or instruments.

Article 16	Filings with the Bank and Changes thereof

(1)

The Obligor shall file with the Bank in the form prescribed by the Bank in advance the following: the Obligor’s name, trade name, representative, address and seal or signature, etc., and the name and seal or signature of the Obligor’s agent if any transaction is performed with the Bank through the Obligor’s agent.

(2)

The Obligor shall notify the Bank of any change in what is filed with the Bank as set forth in Paragraph (1) above. The Obligor shall also notify the Bank of any changes to what has been registered in the Company Registry.

Article 17	Obligation to Prepare Documents in Good Faith

The Obligor shall in good faith prepare and submit the required documents to the Bank in connection with a credit transaction.

Article 18	Effect of Notice

(1)

Any notice given by the Bank or any document sent by the Bank to the Obligor’s latest address filed with the Bank shall be deemed to have been delivered by the time it normally takes to be delivered by mail.

(2)

If any notice given or any documents sent by the Bank in accordance with Paragraph (1) above has not been delivered or is delayed due to the Obligor’s negligence to notify any change pursuant to Article 16(2), such notice or documents shall be deemed to have been delivered at the time it normally should have been delivered by mail; provided that, notice of set-off, acceleration of payment or any other important indication of intention shall be deemed to have been delivered only if such notice was sent by content-certified mail.

(3)

Copies retained by the Bank of the notices or documents forwarded by the Bank to the Obligor and the Bank’s record indicating such delivery shall constitute prima facie evidence that the Bank has given such notices or documents.

Article 19	Report and Investigation

(1)

Upon the Bank’s request, the Obligor shall promptly submit to the Bank, reports with respect to the Obligor’s assets, liabilities, management conditions, the status of business or performance of credit conditions and any other important matters, and the Obligor shall also provide any assistance necessary for the Bank’s investigation of the Obligor’s book records, factories, place of business or any other matters, upon the Bank’s request.

[English Translation]

(2)

The Obligor shall promptly submit to the Bank, even without the Bank’s request, a report of any material change that has occurred or is likely to occur with respect to the Obligor’s assets, liabilities, management conditions or the status of business or other matters which may affect the Obligor’s transactions with the Bank.

(3)

If it is likely that it would not be possible for the Bank to collect its credit extended to the Obligor due to the measure of transaction suspension by the clearing house, non-performing credit or rapid deterioration of management conditions of the Obligor based on the reports, and investigations or notifications submitted in accordance with Paragraphs (1) and (2) above, the Bank may at any time send its staff, to the extent necessary for the purpose of protecting the Bank’s rights, to manage or supervise the Obligor’s assets and business management.

Article 20	Change to Terms of Credit Transaction

(1)

In case of changes to the creditworthiness of the Obligor, the Bank may adjust the credit rating as determined by the Bank and change the credit limit, maturity, interest rate and/or other terms of the credit transaction by giving a written notice of such adjustment and/or change.

(2)

If the Obligor has any objection to the change to the credit limit or maturity under Paragraph (1) above, the Obligor may terminate the agreement within one (1) month from the date when such change to the credit limit or maturity takes effect. As for any objection to the change in the interest rate, the Obligor may terminate the agreement within one (1) month from the first interest payment date under such change. The terms before the change shall apply until the termination date of the agreement.

(3)

In the event the Obligor acknowledges that its creditworthiness has improved, the Obligor may demand in writing that the Bank change the credit limit, maturity, interest rate and/or other terms of the credit transaction that has been determined by the Bank. In this case, after review of such request, the Bank shall take necessary measures and notify the Obligor of the results of such review.

Article 21	Place of Performance and the Governing Law

(1)

Any obligations in connection with the Obligor’s transactions with the Bank shall be performed at the Bank’s office that conducts transactions with the Obligor, unless otherwise agreed; provided however, if the Bank transfers the task of credit management to headquarter or other offices for the management of non-performing credit or for any other reasonable causes, such transferred obligations of the Obligor shall be performed at such headquarter or other offices.

(2)

The credit transactions under the General Terms and Conditions shall be governed by and be construed in accordance with the laws of the Republic of Korea, even if the Obligor is not a Korean person or company.

[English Translation]

Article 22	Amendment to General Terms and Conditions and the agreements

ø Please note that the underlined portion of this Article is different from the “General Terms and Conditions for Credit Transactions (for Corporate Borrower)” set out by the Korea Fair Trade Commission.

(1)

If the Bank intends to amend the General Terms and Conditions or the ancillary agreements thereto in a manner that will adversely affect the Obligor, the Bank shall post notices of the amendment in the Bank’s offices and on the webpage of the Bank for one (1) month preceding the scheduled date of the amendment; provided however, the Bank shall post notices of the amendment for seven (7) days from the effective date of the amendment in the case of each of the following sub-paragraphs:

1.	When the amendment is in accordance with the enactment or revision of laws;

2.	When the amendment is beneficial to the customer or does not apply to existing customers; or

3.	When the amendment is about simple wording change which does not substantially change the content of the existing terms and conditions.

(2)

In case the amendment under Paragraph (1) above will adversely affect the Obligor, the Bank shall notify the Obligor of such amendment through means agreed in advance with the Obligor, at least thirty (30) days before the amendment. However, no notice is necessary if the terms before the amendment shall apply to the Obligor or in case the Obligor expressly indicates the intention of not receiving such notification of any amendment.

(3)

When the Bank gives notice to the Obligor under Paragraph (2) above, it shall include in the notice the following: “The Obligor may terminate the agreement within thirty (30) days from the date when the notice arrives in case of disagreement with the amendment, and the proposed amendment shall be deemed accepted and agreed to by the Obligor unless the Obligor provides notice of intention to terminate the General Terms and Conditions and the ancillary terms thereto”.

(4)

The proposed amendment to the General Terms and Conditions and the ancillary terms thereto shall be deemed accepted and agreed to by the Obligor, unless the Bank receives the Obligor’s objection to such amendment within thirty (30) days after the notice in Paragraph (3) above is received by the Obligor.

(5)	The Bank shall post or keep a copy of the General Terms and Conditions in the offices of the Bank and deliver them to the Obligor upon the Obligor’s request.

Article 23	Jurisdiction

The Obligor hereby agrees and consents that, in addition to the jurisdiction prescribed by the applicable law, the district court having jurisdiction over the headquarter or the offices of the Bank that conduct transactions with the Obligor shall have jurisdiction over any legal action instituted between the Bank and the Obligor, the guarantor or the guarantor in rem in connection with the credit transaction under the General Terms and Conditions; provided however, if the Bank transferred the management of credit to the headquarter or other offices of the Bank to manage non-performing credit which occurred due to a cause attributable to the Obligor, the Obligor agrees and consents, in addition to the jurisdiction prescribed by the applicable law, that the district court having jurisdiction over the headquarter or other offices of the Bank to which the management of credit has been transferred shall have jurisdiction over such legal actions.